SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant. Item 3.03. Material Modification to Rights of Security Holders; Item 5.07. Submission of Matters to a Vote of Security Holders.

Supplemental Indentures and Early Tender Results

Holders of more than a majority of the outstanding principal amount of Lyondell Chemical Company’s (“Lyondell Chemical”) 8% Senior Secured Dollar Notes due 2017 (the “Dollar notes”) and 8% Senior Secured Euro Notes due 2017 (the “Euro notes” and, together with the Dollar notes, the “8% notes”) and holders of more than a majority of the outstanding principal amount of Lyondell Chemical’s 11% Senior Secured Notes due 2018 (the “11% notes” and, together with the 8% notes, the “existing notes”) have provided consents to amend the indentures governing the existing notes. As a result, on April 4, 2012, Lyondell Chemical and the trustees under the indentures executed supplemental indentures (the “Supplemental Indentures”) to amend the indentures governing the existing notes to eliminate substantially all of the covenants in the indentures governing such existing notes, which become effective upon consummation of the previously announced cash tender offers for the existing notes.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated by reference.

As of the previously announced consent payment expiration deadline of 5:00 p.m., New York City time, on April 6, 2012, $606,177,000 in aggregate principal amount, or approximately 97.95%, of the Dollar notes outstanding has been validly tendered and not withdrawn, €101,323,710 in aggregate principal amount, or approximately 97.50%, of the Euro notes outstanding has been validly tendered and not withdrawn and $1,863,374,256 in aggregate principal amount, or approximately 96.97%, of the 11% notes outstanding has been validly tendered and not withdrawn.

Senior Note Offering

As previously disclosed, on March 26, 2012, LyondellBasell Industries N.V. (the “Company”), entered into a purchase agreement under which the Company agreed to sell $2.0 billion aggregate principal amount of 5.000% senior notes due 2019 (the “5% notes”) and $1.0 billion aggregate principal amount of 5.750% senior notes due 2024 (the “5.75% notes,” and together with the 5% notes, the “new notes”) to certain initial purchasers (collectively, the “Initial Purchasers”). The new notes are guaranteed on a senior basis by, subject to certain exceptions, each existing and future wholly owned U.S. subsidiary of the Company that is an issuer or co-issuer in respect of, or guarantees, any debt securities issued in the capital markets by the Company or any subsidiary. The closing of the sale of the new notes occurred on April 9, 2012.

The Company received net proceeds of approximately $2.96 billion from the offering and intends to use the net proceeds from the offering of the new notes, together with cash on hand, to finance the repurchase of any and all of the existing notes, including through tender offers, and consent solicitations, and to pay fees and expenses related to the repurchase. All remaining proceeds from this offering not used to repurchase the existing notes will be used for general corporate purposes.

The new notes were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, and were sold by the Initial Purchasers to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act.

The new notes are governed by an indenture, dated as of April 9, 2012, among the Company, as issuer, each of the Guarantors named therein, as guarantors, Wells Fargo National Association, as trustee, registrar and paying agent. A copy of the indenture is included in this Form 8-K as Exhibit 4.3 and incorporated herein by reference. The summary description of the indenture in this report is qualified in its entirety by reference to Exhibit 4.3.

The 5% notes will bear interest at a rate of 5.000% per year payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2012. The 5% notes will mature on April 15, 2019. The 5.75% notes will bear interest at a rate of 5.750% per year payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2012. The 5.75% notes will mature on April 15, 2024.

The indenture includes covenants customary for transactions of this type that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur indebtedness, including secured indebtedness and indebtedness of our subsidiaries that are not Guarantors of the notes, enter into certain sale and lease-back transactions or enter into consolidations, mergers or sales of all or substantially all of our assets. Upon a Change of Control Repurchase Event (as defined in the indenture), the holders of the new notes may require the Company to purchase all or a portion of their new notes at a purchase price equal to 101% of the principal amount of the new notes, plus accrued and unpaid interest, if any. The new notes are redeemable in whole or in part at any time at the option of the Company at a redemption price, plus accrued and unpaid interest, as specified in the indenture.

The new notes will be the Company’s general unsecured obligations and will rank pari passu in right of payment with all of its existing and future senior unsecured indebtedness and senior in right of payment to any of its future subordinated indebtedness. The new notes will rank effectively junior in right of payment to any of its secured indebtedness, including indebtedness under our asset based revolving credit agreement, which is secured principally by a lien on collateral consisting primarily of inventory and receivables, to the extent of the value of the collateral securing such indebtedness. In addition, the new notes will be structurally subordinated to all liabilities of our subsidiaries that do not guarantee the notes.

In connection with the issuance of the new notes, on April 9, 2012, the Company, the Guarantors and the Initial Purchasers, entered into a registration rights agreement (the “Registration Rights Agreement”) requiring the Company to file and cause to become effective a registration statement with the Securities and Exchange Commission to register an offer to exchange the new notes for registered notes with substantially identical terms (other than restrictions on transfer and provisions for additional interest) within one year of April 9, 2012. A copy of the Registration Rights Agreement is included in this Form 8-K as Exhibit 4.4 and incorporated herein by reference. The summary description of the Registration Rights Agreement in this report is qualified in its entirety by reference to Exhibit 4.4.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Second Supplemental Indenture, dated as of April 4, 2012, by and among Lyondell Chemical Company, LyondellBasell Industries N.V. and Wilmington Trust, National Association, as trustee.

4.2	Second Supplemental Indenture, dated as of April 4, 2012, by and among Lyondell Chemical Company, LyondellBasell Industries N.V. and Wells Fargo Bank, National Association, as trustee.

4.3	Indenture, dated as of April 9, 2012, among LyondellBasell Industries N.V., as issuer, each of the Guarantors named therein, as guarantors, Wells Fargo Bank, National Association, as trustee, registrar and paying agent (including form of 5.000% Senior Note due 2019 and form of 5.750% Senior Note due 2024).

4.4	Registration Rights Agreement, dated as of April 9, 2012, among LyondellBasell Industries N.V., the Guarantors and the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: April 10, 2012	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description

4.1	Second Supplemental Indenture, dated as of April 4, 2012, by and among Lyondell Chemical Company, LyondellBasell Industries N.V. and Wilmington Trust, National Association, as trustee.

4.2	Second Supplemental Indenture, dated as of April 4, 2012, by and among Lyondell Chemical Company, LyondellBasell Industries N.V. and Wells Fargo Bank, National Association, as trustee.

4.3	Indenture, dated as of April 9, 2012, among LyondellBasell Industries N.V., as issuer, each of the Guarantors named therein, as guarantors, Wells Fargo Bank, National Association, as trustee, registrar and paying agent (including form of 5.000% Senior Note due 2019 and form of 5.750% Senior Note due 2024).

4.4	Registration Rights Agreement, dated as of April 9, 2012, among LyondellBasell Industries N.V., the Guarantors and the Initial Purchasers.